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                                                                    EXHIBIT 21.1

                           ALLEGRO MICROSYSTEMS, INC.
                              LIST OF SUBSIDIARIES

                                                          JURISDICTION OF
NAME OF SUBSIDIARY:                               INCORPORATION OR ORGANIZATION:
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
Allegro MicroSystems Europe, Ltd.                 United Kingdom
Allegro MicroSystems Philippines, Inc.            Philippines
Allegro MicroSystems Philippines Realty, Inc.     Philippines
Allegro MicroSystems Argentina S.A.               Argentina
Allegro MicroSystems Business Development, Inc.   Delaware